Exhibit 10.8

AMENDMENT NO. 3

TO THE

MATTEL, INC. 2005 EQUITY COMPENSATION PLAN

WHEREAS, Mattel, Inc. (“Mattel”) maintains the Mattel, Inc. 2005 Equity Compensation Plan, as amended (the “Plan”);

WHEREAS, pursuant to Section 22 of the Plan, Mattel reserved the right to amend the Plan in whole or in part from time to time by action of the Board of Directors of Mattel (the “Board”); and

WHEREAS, the Board desires to amend certain provisions of the Plan to reflect Mattel’s change in the listing of its common stock from the New York Stock Exchange to the Nasdaq Stock Market.

NOW, THEREFORE, pursuant to Section 22 of the Plan, the Plan is hereby amended, effective as of November 12, 2009, as follows:

1. Amendment. All references to the “New York Stock Exchange” in the Plan shall be replaced with references to the “Nasdaq Stock Market.”

2. Ratification and Confirmation. Except as specifically amended hereby, the Plan is hereby ratified and confirmed in all respects and remains in full force and effect.

3. Governing Law. This Amendment No. 3 shall be governed by, and construed in accordance with, the laws of the State of Delaware.

4. Headings. Section headings are for convenience only and shall not be considered a part of this Amendment No. 3.

IN WITNESS WHEREOF, Mattel has caused this Amendment No. 3 to be executed, effective as of November 12, 2009.

MATTEL, INC.

By:	/s/ Alan Kaye
Name:	Alan Kaye
Title:	Senior Vice President, Human Resources

Dated:	December 1, 2009